United States

Securities And Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, Campus Crest Communities, Inc. (the “Company”) entered into an agreement with Scott R. Rochon, the Company’s acting chief financial officer and chief accounting officer (the “Agreement”), pursuant to which Mr. Rochon’s base salary was increased to $320,000 (subject to adjustment by the Board of Directors of the Company upon the occurrence of certain events). Mr. Rochon is also entitled to receive an interim bonus of $162,500, to be paid within ten days of the date of the Agreement, in recognition of the additional responsibilities he has undertaken during fiscal year 2014. In addition, if a Transaction (as defined in the Agreement), including a sale of the Company, occurs during the term of Mr. Rochon’s employment, he will be entitled to a transaction bonus of $240,000. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Agreement, dated March 31, 2015, between Campus Crest Communities, Inc. and Scott R. Rochon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Scott R. Rochon
Scott R. Rochon
Acting Chief Financial Officer
and Chief Accounting Officer

Dated: April 6, 2015

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Agreement, dated March 31, 2015, between Campus Crest Communities, Inc. and Scott R. Rochon